SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                                __________

                                FORM 8-K


                            CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):   MARCH 22, 1999


                     PLUM CREEK TIMBER COMPANY, L.P.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)


              DELAWARE                 1-10239             91-1443693
    ----------------------------     ------------      -------------------
    (State or other jurisdiction     (Commission        (I.R.S. Employer
      of incorporation or            File Number)      Identification No.)
          organization)


         999 THIRD AVENUE, SUITE 2300
              SEATTLE, WASHINGTON                         98104-4096
    ----------------------------------------           ----------------
    (Address of principal executive offices)              (Zip Code)


   Registrant's telephone number, including area code    (206) 467-3600



 ITEM 5.  OTHER EVENTS

      On March 22, 1999, the scheduled Special Meeting of Unitholders to vote on the proposed conversion (the "Conversion Transaction") of the Partnership from a master limited partnership to a real estate investment trust ("REIT") was convened and adjourned until March 24, 1999. The meeting will reconvene at 2:00 p.m. PST at the Holiday Inn Crown Plaza, 1113 Sixth Avenue, Seattle, Washington.

      The Special Meeting was adjourned and the vote on the Conversion Transaction delayed as a result of a previously announced decision by the Delaware Court of Chancery issued on March 18, 1999, which preliminarily enjoined the Unitholder vote on the Conversion Transaction pending disclosure of additional information related to the Conversion Transaction. The ruling was issued in connection with a complaint filed by a Unitholder on February 8, 1999.

      The reconvened Special Meeting is expected to be adjourned again to a subsequent date to allow sufficient time for mailing to, and consideration by, Unitholders of additional information consistent with the Court's opinion.

      The public announcement concerning the adjournment of the Special Meeting of Unitholders is attached as Exhibit 99.1 to this document and is incorporated herein by reference.

 ITEM 7.  EXHIBITS

      99.1  Press Release






                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PLUM CREEK TIMBER COMPANY, L.P.

                                   By:  Plum Creek Management Company L.P.,
                                        its General Partner


 Date:  March 23, 1999             By:  /s/ DIANE M. IRVINE
                                        -----------------------------------
                                        Diane M. Irvine
                                        Vice President and Chief Financial
                                           Officer




                             EXHIBIT INDEX

 Exhibit   Description

 99.1      Press Release